EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     Presented below is Harris Corporation’s (“Harris”, references to “we”, “our” or “us” being references to Harris) historical and pro forma condensed combined financial information as of and for the three quarters ended March 30, 2007 and for the fiscal year ended June 30, 2006. The unaudited pro forma condensed combined financial information gives effect to our acquisition of Multimax Incorporated (“Multimax”) on June 15, 2007 for $402 million which was financed with $400 million in short term commercial paper issued in June 2007.
     The unaudited pro forma condensed combined financial information is based on the estimates and assumptions included in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting in which the total cost of the Multimax acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the effective date of the acquisition. The adjustments included in the unaudited pro forma condensed combined financial information represent the preliminary determination of such adjustments based upon currently available information. We have obtained a third-party valuation of the acquired identifiable intangible assets. In addition, we are in the process of strategically assessing our combined business which may give rise to additional purchase liabilities. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected within the unaudited pro forma condensed combined consolidated information. Such revisions to the preliminary purchase price allocation could have a significant impact on the pro forma amounts. We expect to finalize the purchase price allocation within one year from the date of the Multimax acquisition.
     We combined our unaudited condensed consolidated statement of income for the three quarters ended March 30, 2007 with Multimax’s unaudited statement of income for the nine months ended March 31, 2007 and our audited consolidated statement of income for our fiscal year ending June 30, 2006 with Multimax’s unaudited statement of income for twelve months ending June 30, 2006. We combined our March 30, 2007 unaudited condensed consolidated balance sheet with Multimax’s unaudited balance sheet as of March 31, 2007 and our June 30, 2006 audited consolidated balance sheet with Multimax’s unaudited balance sheet as of June 30, 2006.
     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period. You should read the unaudited pro forma condensed combined financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and in our Quarterly Report on Form 10-Q for the three quarters ended March 30, 2007.

Harris Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Quarters Ended March 30, 2007
(In millions)

		Historical					Pro Forma
	Historical	Multimax	Adjustments				Consolidated
	Harris	Incorporated	for		Consolidation		After
	Corporation	(A)	Acquisition		Adjustments		Acquisition
Revenue from product sales and services	$3,035.4	$288.8	$—		$(24.3)	(E)	$3,299.9

Cost of product sales and services	(2,043.7)	(199.3)	—		24.3	(E)	(2,218.7)
Engineering, selling and administrative expenses	(592.3)	(42.1)	(6.1)	(B)	—		(640.5)
Gain on combination with Stratex Networks, Inc.	163.4	—	—		—		163.4
Non-operating income (loss)	(15.9)	0.1	—		—		(15.8)
Interest income	9.5	—	—		—		9.5
Interest expense	(30.1)	(0.3)	(16.5)	(C)	—		(46.9)

Income before income taxes and minority interest	526.3	47.2	(22.6)		—		550.9
Income taxes	(140.1)	(33.0)	24.9	(D)	—		(148.2)
Minority interest in Harris Stratex Networks, Inc.	6.6	—	—		—		6.6

Net income	$392.8	$14.2	$2.3		$—		$409.3

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE
THREE QUARTERS ENDED MARCH 30, 2007
(A)	Certain historical Multimax financial information has been reclassified to conform to Harris’s presentation.
(B)	Reflects the additional amortization expense on the identified intangibles of $115 million recorded as a result of the Multimax acquisition as determined by a third-party appraiser. The $115 million of identified intangibles will be amortized over 10 years on a straight-line basis. The $6.1 million of additional expense is $8.6 million of amortization on the new identified intangible for 9 months offset by the amortization of $2.5 million recorded by Multimax for the nine months ending March 31, 2007 on their historical intangibles which will be written-off as part of the purchase accounting adjustments.
(C)	Reflects $16.5 million of additional interest expense for the three quarters ended March 30, 2007 on the $400 million of commercial paper issued to fund the acquisition at a weighted average interest rate of 5.5%.
(D)	Reflects the related tax impact of the pro-forma adjustments assuming a 38% effective tax rate.
(E)	Elimination of the revenue and cost of sales on the intercompany activity between Harris and Multimax.

Harris Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 30, 2007
(In millions)

		Historical				Pro Forma
	Historical	Multimax	Adjustments			Consolidated
	Harris	Incorporated	for			After
	Corporation	(A)	Acquisition			Acquisition
Assets
Current Assets
Cash and cash equivalents	$481.8	$15.4	$(13.4)	(C	)	$483.8
Short-term investments	40.8	4.0	(4.0)	(C	)	40.8
Receivables	630.3	79.4	—			709.7
Inventories	523.0	—	—			523.0
Deferred income taxes	112.0	6.1	—			118.1

Total current assets	1,787.9	104.9	(17.4)			1,875.4
Other Assets
Property, plant and equipment	451.2	3.3	—			454.5
Goodwill	1,207.1	33.9	219.2	(C	)	1,460.2
Identifiable intangible assets	313.7	11.3	103.7	(D	)	428.7
Non-current assets	5.1	—	—			5.1
Other assets	175.8	4.3	—			180.1

	2,152.9	52.8	322.9			2,528.6

	$3,940.8	$157.7	$305.5			$4,404.0

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term debt	$8.9	$—	$400.0	(E	)	$408.9
Accounts payable	279.1	16.2	—			295.3
Compensation and benefits	186.6	21.7	—			208.3
Other accrued items	183.3	2.9	2.0	(F	)	188.2
Advance payments and unearned income	162.1	—	—			162.1
Income taxes payable	55.6	0.3	(0.3)	(C	)	55.6
Current portion of long-term debt	310.4	—	—			310.4

Total current liabilities	1,186.0	41.1	401.7			1,628.8
Other Liabilities
Non-current deferred income taxes	24.5	(19.5)	39.9	(B	)	44.9
Long-term debt	411.0	—	—			411.0

Minority interest in Harris Stratex Networks	323.9	—	—			323.9

Shareholders’ Equity
Preferred stock	—	—	—			—
Common stock	133.2	65.0	(65.0)	(C	)	133.2
Other capital	301.2	30.4	(30.4)	(C	)	301.2
Retained earnings	1,563.3	40.7	(40.7)	(C	)	1,563.3
Accumulated other comprehensive income (loss)	(2.3)	—	—			(2.3)

Total shareholders’ equity	1,995.4	136.1	(136.1)			1,995.4

	$3,940.8	$157.7	$305.5			$4,404.0

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 30, 2007
(A)	Certain historical Multimax financial information has been reclassified to conform to Harris’s presentation.
(B)	Record deferred tax liability of $43.7 million on the acquired identifiable intangibles of $115 million offset by the elimination of $3.7 million of existing deferred taxes on Multimax’s historical identifiable intangibles.
(C)	Record $253.1 million of goodwill on the acquisition of Multimax offset by the elimination of the $33.9 million of Multimax’s historical goodwill and eliminate Multimax’s historical equity based on the following computations, estimates and assumptions as if we had acquired Multimax on March 30, 2007:

Purchase price	$402.0
Plus transaction costs	2.0
Less cash acquired	(2.0)

Total purchase price	402.0

Less fair value of net assets acquired
Net assets per historical Multimax balance sheet on March 31, 2007	136.1
Eliminate historical Multimax assets and liabilities not acquired/assumed, including historical goodwill and intangibles	(58.5)
Fair value adjustments related to the acquisition	71.3

Fair value of net assets acquired	148.9

Goodwill resulting from the acquisition as if acquired on March 30, 2007	$253.1

(D)	Record the $115 million of identifiable intangibles as valued by a third-party appraiser offset by the elimination of $11.3 million of Multimax’s historical identifiable intangibles.
(E)	Record the $400 million of commercial paper issued to fund the acquisition of Multimax.
(F)	Accrue for the $2 million of transaction costs incurred.

Harris Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended June 30, 2006
(In millions)

		Historical							Pro Forma
	Historical	Multimax	Adjustments						Consolidated
	Harris	Incorporated	for			Consolidation			After
	Corporation	(A)	Acquisition			Adjustments			Acquisition

Revenue from product sales and services	$3,474.8	$307.6	$—			$(10.5)	(E	)	$3,771.9

Cost of product sales and services	(2,372.7)	(163.5)	—			10.5	(E	)	(2,525.3)
Engineering, selling and administrative expenses	(695.4)	(52.5)	(11.5)	(B	)	—			(759.4)
Non-operating income (loss)	(1.2)	0.5	—			—			(0.7)
Interest income	11.8	—	—			—			11.8
Interest expense	(36.5)	(0.6)	(22.0)	(C	)	—			(59.1)

Income before income taxes and minority interest	380.8	91.5	(33.5)			—			438.8
Income taxes	(142.9)	(27.4)	12.7	(D	)	—			(162.0)

Net income	$237.9	$64.1	$(20.8)			$—			$276.8

     See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE FISCAL YEAR ENDED JUNE 30, 2006
(A)	Certain historical Multimax financial information has been reclassified to conform to Harris’s presentation.
(B)	Reflects the additional amortization expense on the identified intangibles $115 million recorded as a result of the acquisition as determined by a third-party appraiser. The $115 million of identified intangibles will be amortized over 10 years on a straight-line basis.
(C)	Reflects $22.0 million of additional interest expense for the fiscal year ended June 30, 2007 on the $400 million of commercial paper issued to fund the acquisition at a weighted average interest rate of 5.5%.
(D)	Reflects the related tax impact of the pro-forma adjustments assuming a 38% effective tax rate.
(E)	Elimination of the revenue and cost of sales on the intercompany activity between Harris and Multimax.

Harris Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2006
(In millions)

		Historical				Pro Forma
	Historical	Multimax	Adjustments			Consolidated
	Harris	Incorporated	for			After
	Corporation	(A)	Acquisition			Acquisition
Assets
Current Assets
Cash and cash equivalents	$181.3	$3.6	$(1.6)	(C	)	$183.3
Short-term investments	112.6	14.8	(14.8)	(C	)	112.6
Receivables	560.6	61.4	—			622.0
Inventories	468.9	30.9	—			499.8
Deferred income taxes	105.0	2.8	(39.2)	(B	)	68.6

Total current assets	1,428.4	113.5	(55.6)			1,486.3
Other Assets
Property, plant and equipment	365.3	2.0	—			367.3
Goodwill	951.1	33.8	227.7	(C	)	1,212.6
Identifiable intangible assets	193.4	14.1	100.9	(D	)	308.4
Non-current assets	4.3	—	—			4.3
Other assets	199.8	12.7	(11.5)	(C	)	201.0

	1,713.9	62.6	317.1			2,093.6

	$3,142.3	$176.1	$261.5			$3,579.9

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term debt	$0.2	$48.1	$351.9	(E	)	$400.2
Accounts payable	235.6	13.6	—			249.2
Compensation and benefits	198.4	15.7	—			214.1
Other accrued items	148.5	6.3	2.0	(F	)	156.8
Advance payments and unearned income	129.9	—	—			129.9
Income taxes payable	38.1	—	—			38.1
Current portion of long-term debt	1.4	—	—			1.4

Total current liabilities	752.1	83.7	353.9			1,189.7
Other Liabilities
Non-current deferred income taxes	28.6	—	—			28.6
Long-term debt	699.5	—	—			699.5

Shareholders’ Equity
Preferred stock	—	—	—			—
Common stock	132.8	—	—			132.8
Other capital	264.8	65.9	(65.9)	(C	)	264.8
Retained earnings	1,252.8	26.5	(26.5)	(C	)	1,252.8
Accumulated other comprehensive income (loss)	11.7	—	—			11.7

Total shareholders’ equity	1,662.1	92.4	(92.4)			1,662.1

	$3,142.3	$176.1	$261.5			$3,579.9

     See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2006
(A)	Certain historical Multimax financial information has been reclassified to conform to Harris’s presentation.
(B)	Record deferred tax liability of $43.7 million on the acquired identifiable intangibles of $115 million offset by the elimination of $4.5 million of existing deferred taxes on the Multimax historical identifiable intangibles.
(C)	Record $261.5 million of goodwill on the acquisition of Multimax offset by the elimination of the $33.8 million of Multimax historical goodwill and eliminate Multimax historical equity based on the following computations, estimates and assumptions as if we had acquired Multimax on June 30, 2006:

Purchase price	$402.0
Plus transaction costs	2.0
Less cash acquired	(2.0)

Total purchase price	402.0

Less fair value of net assets acquired
Net assets per historical Multimax balance sheet on June 30, 2006	92.4
Eliminate historical Multimax assets and liabilities not acquired/assumed, including historical goodwill and intangibles	(23.2)
Fair value adjustments related to the acquisition	71.3

Fair value of net assets acquired	140.5

Goodwill resulting from the acquisition as if acquired on June 30, 2006	$261.5

(D)	Record the $115 million of identifiable intangibles as valued by a third-party appraiser offset by the elimination of $14.1 million of Multimax historical identifiable intangibles.
(E)	Record the $400 million of commercial paper issued to fund the acquisition of Multimax offset by the elimination of the $48.1 million of historical Mulitmax short-term debt that was not assumed as part of the acquisition.
(F)	Accrue for the $2 million of transaction costs incurred.